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EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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
                                                  STATE OF
NAME                                              INCORPORATION
Cheese & Stuff, Inc.                              Connecticut

Food For Thought Natural Foods Market, Inc.       Connecticut

The Health Hut, Inc.                              New York

Mountain People's Warehouse Incorporated          California

Natural Retail Group, Inc.                        Delaware

NATUREWORKS, Inc                                  Florida

Nutrasource, Inc.                                 Washington

Rainbow Natural Foods, Inc.                       Colorado

GEM Acquisition Corporation                       Delaware

Stow Mills, Inc.                                  New Hampshire

Nature's Finest, Inc.                             Florida

Sweetwater, Inc.                                  Connecticut

Hershey Imports, Inc.                             New Jersey

Mother Earth, Inc.                                Florida
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